UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:  000-52594

300, 625 - 11th Avenue S.W.
Calgary, Alberta, Canada T2R 0E1
 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 19, 2010, Gerry Macey was appointed to the Board of Directors of Gran Tierra Energy Inc. (“Gran Tierra”), effective immediately upon his acceptance. Mr. Macey accepted the appointment on the same date. The Board of Directors affirmatively determined that Mr. Macey is independent as defined by stock exchange listing standards. The Board of Directors has not yet determined to which of its committees Mr. Macey will be appointed.

On August 19, 2010, the Board of Directors granted Mr. Macey a stock option for 100,000 shares of common stock of Gran Tierra with an exercise price equal to $5.98, the option to have a three-year vesting period commencing on the grant date of August 19, 2010, 1/3rd of the shares to vest and become exercisable one year after the grant date, 1/3rd of the shares to vest and become exercisable two years after the grant date and 1/3rd of the shares to vest and become exercisable three years after the grant date.

As an outside director, Mr. Macey will receive as director fees of CDN $25,000 per year plus a fee of CDN $1,200 for each meeting attended.

In connection with his appointment to the Board of Directors, Gran Tierra will enter into Gran Tierra’s form of indemnity agreement with Mr. Macey.

On August 23, 2010 Gran Tierra issued a press release regarding Mr. Macey’s appointment. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued on August 23, 2010, announcing the appointment of Gerry Macey to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2010	GRAN TIERRA ENERGY INC.

	By:	/s/ Martin Eden
Martin Eden
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on August 23, 2010, announcing the appointment of Gerry Macey to the Board of Directors.